             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Tortoise Energy Capital Corporation

We have audited the accompanying statement of assets and liabilities of Tortoise
Energy Capital Corporation (the Company), including the schedule of investments, as of November 30, 2005, and the related statements of operations, changes in net assets, cash flows, and financial highlights for the period from May 31,
2005 (commencement of operations) through November 30, 2005. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of November 30, 2005, by correspondence with the custodian and brokers. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the
Company at November 30, 2005, the results of its operations, changes in its net assets, its cash flows, and its financial highlights for the period from May 31,
2005 (commencement of operations) through November 30, 2005, in conformity with
U.S. generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

Kansas City, Missouri
January 6, 2006